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                                                                     EXHIBIT 23

                   KMART CORPORATION AND SUBSIDIARY COMPANIES
                 EXHIBIT 23--CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration Statement Nos. 33-54879, 33-48490, 33-48673, 33-52797, and 33-52799) of Kmart Corporation of our report dated March 4, 1997 appearing on page 22 of the Annual Report to Shareholders which is incorporated by reference in this Annual Report on Form 10-K for the year ended January 29, 1997.

Price Waterhouse LLP
Price Waterhouse LLP
Detroit, Michigan
April 11, 1997